EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Peekay Boutiques, Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated April 23, 2015, with respect to the consolidated financial statements of  Christals Acquisition, LLC & Subsidiaries in its registration statement Form S-1. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

St. Louis Park, MN

May 4, 2015